                                                                    Exhibit 10.1

                               SEVENTH AMENDMENT

         SEVENTH AMENDMENT, dated as of February 28, 2003 (this "Seventh Amendment"), to the Credit and Guarantee Agreement, dated as of June 26, 1997 (the "Credit Agreement"), among Bush Industries, Inc., a Delaware corporation (the "Company"), each Foreign Subsidiary Borrower (as defined in the Credit Agreement) (together with the Company, the "Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders") and JPMorgan Chase Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as amended by a First Amendment, dated as of August 17, 1998, among the Borrowers, the Lenders and the Administrative Agent, a Second Amendment, dated as of December 31, 1998, among the Borrowers, the Lenders and the Administrative Agent, a Third Amendment and Consent, dated as of March 31, 1999, among the Borrowers, the Lenders and the Administrative Agent, a Fourth Amendment, dated as of February 29, 2000, among the Borrowers, the Lenders and the Administrative Agent, a Fifth Amendment, dated as of May 2, 2000, among the Borrowers, the Lenders and the Administrative Agent, and a Sixth Amendment, dated as of December 28, 2001, among the Borrowers, the Lenders and the Administrative Agent.

                                   WITNESSETH:

         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers; and

         WHEREAS, the Borrowers have requested, and, upon this Seventh Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Seventh Amendment;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         I. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         II. Amendments to Credit Agreement.

         (a) Amendments to Subsection 1.1; Additional Definitions. Subsection
1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions:

             "Capital Markets Transaction": means (a) the issuance and sale by the Company or its Subsidiaries in a Rule l44A/Regulation S transaction or private placement of notes, debentures, convertible debt, warrants, instruments or other debt securities, (b) the incurrence by the Company or its Subsidiaries of subordinated loans or (c) the consummation of a sale-leaseback transaction related to the operations or property of the Foreign Subsidiary Borrowers or either of them.

                  "FQ1", "FQ2", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower.

                  "Seventh Amendment Effective Date": February 28, 2003.

         (b) Amendment to Subsection 1.1; Definition of "Consolidated EBITDA". The definition of "Consolidated EBITDA" contained in Subsection 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

                  "Consolidated EBITDA": for any period, the sum of (a) Consolidated Net Income for such fiscal period plus (b) the amount of income and franchise taxes and depreciation deducted in determining such Consolidated Net Income plus (c) the amount of Consolidated Interest Expense for such period plus (d) amortization of Intangible Assets deducted in determining such Consolidated Net Income, provided, however, that in any computation of Consolidated Net Income, the
                  following items, without duplication, shall be disregarded:
                  (i) non-cash charges deducted in determining Consolidated Net Income for any period due to impairments recorded in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142 and 144,
                  (ii) other non-cash charges deducted in determining Consolidated Net Income for any period that are associated with a writedown of intangible assets in an amount not to exceed $5,000,000 in the aggregate while this Agreement is in effect, (iii) any extraordinary or non-recurring non-cash gains that are included in determining Consolidated Net Income and (iv) the non-cash portion of charges deducted in determining Consolidated Net Income in accordance with the Company's 2003 Strategic Plan Implementation Cost Summary, such charges not to exceed $ 17,613,000 in an aggregate amount.

         (c) Amendment to Subsection 1.1; Definition of "Applicable Margin". The definition of "Applicable Margin" contained in Subsection 1.1 of the Credit Agreement is hereby amended by deleting subsection (d) of such definition in its entirety and substituting in lieu thereof the following:

                          (d) for each day from and after the Seventh Amendment
                  Effective Date until the subsequent Adjustment Date, the Applicable Margin shall be 3.50% per annum, and from and after such subsequent Adjustment Date the Applicable Margin shall be determined in accordance with Annex I based upon the Consolidated Leverage Ratio as of the last day of the fiscal quarter to which such Adjustment Date relates.

         (d) Amendment to Subsection 1.1; Definition of "Commitment Fee Rate". The definition of "Commitment Fee Rate" contained in Subsection 1.1 of the Credit Agreement is hereby amended by deleting subsection (d) of such definition in its entirety and substituting in lieu thereof the following:

                  (d) for each day from and after the Seventh Amendment Effective Date until the subsequent Adjustment Date, the Commitment Fee Rate shall be .75% per annum, and from and after such subsequent Adjustment Date the Commitment Fee Rate shall be determined in accordance with Annex I based upon the Consolidated Leverage Ratio as of the last day of the fiscal quarter to which such Adjustment Date relates.

         (e) Amendment to Subsection 1.1; Definition of "Consolidated Net Worth". The definition of "Consolidated Net Worth" contained in Subsection 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

                  "Consolidated Net Worth": at any date, stockholders equity of the Company and its Subsidiaries on a consolidated basis as at such date, determined in accordance with GAAP, adjusted to exclude (a) non-cash charges due to impairments recorded in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142 and 144 and (b) other non-cash charges that are associated with a writedown of intangible assets in an aggregate amount not to exceed $5,000,000, in each case except to the extent that cash payments are made in respect of such non-cash charges whether such cash payments are made during the period in which such charges are recorded or in any subsequent period.

         (f) Amendment to Subsection 6.1; Interest rates and Payment Dates. Subsection 6.1 of the Credit Agreement is hereby amended by deleting clause (c) of such subsection in its entirety and substituting in lieu thereof the following:

                  (c) Each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the Alternate Base Rate for such day plus the ABR Margin, which shall be .75% from and after the Seventh Amendment Effective Date until the subsequent Adjustment Date, and from and after such subsequent Adjustment Date the ABR Margin shall be determined in accordance with Annex I based upon the Consolidated Leverage Ratio as of the last day of the fiscal quarter to which such Adjustment Date relates.

         (g) Amendment to Subsection 6.13; Use of Proceeds. Subsection 6.13 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

                           6.13 Use of Proceeds. The proceeds of the Loans shall
                  be used (a) to refinance the Existing Credit Agreement, (b) to pay fees and expenses incurred by the Borrowers in connection with this Agreement, (c) to finance the Rohr Acquisition, pay transaction fees and related costs with respect to the Rohr acquisition, refinance certain indebtedness of Rohr and finance the working capital needs of Rohr; provided that none of the proceeds of the Loans shall be available for any of the uses described in this subsection 6.13(c) prior to the Second Closing Date and (d) for working capital and other general corporate purposes of the Borrowers and their consolidated Subsidiaries, including investments and acquisitions; provided that not more than 75,000,000 euro (or, if applicable, the equivalent thereof in other Available Foreign Currencies) in the aggregate of Loan proceeds shall be used for any of the uses described in subsections 6.13(c) and (d) (excluding the Company with respect to such subsection).

     (h) Amendments to Section 9; Affirmative Covenants. Section 9 of the Credit Agreement is hereby amended by adding thereto the following subsections:

               9.12 Asset Based Audit. If the Administrative Agent so requests, cooperate with Cole, Samsel and Bernstein, LLC or a similar firm acceptable to the Administrative Agent to permit such firm to complete an audit of the Collateral within 60 days after the Seventh Amendment Effective Date.

               9.13 Outside Consultant. If at any time after the Seventh Amendment Effective Date an Event of Default occurs, or if the Consolidated Leverage Ratio is greater than or equal to 4.50 to 1.00 on September 27, 2003, engage a nationally recognized consultant acceptable to the Administrative Agent to recommend strategic alternatives satisfactory to the Administrative Agent in a timeframe and scope acceptable to the Administrative Agent.

               9.14 Mortgaged Properties. Within 60 days after the Seventh Amendment Effective Date, execute and deliver to the Administrative Agent in form and substance satisfactory to the Administrative Agent the following certificates and documents with respect to each property ("Mortgaged Property") listed in Schedule 9.14:

               (a) a mortgage or a deed of trust, as applicable ("Mortgage"), in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent;

               (b) any material governmental and third party approvals (including landlords' and other consents) necessary in connection with creating each Mortgage;

               (c) to the extent existing and requested by the Administrative Agent, a written environmental assessment regarding each Mortgaged Property, prepared by an environmental consultant acceptable to the Administrative Agent, in form, scope, and substance satisfactory to the Administrative Agent, together with a letter from the environmental consultant permitting the Administrative Agent and the Lenders to rely on the environmental assessment as if addressed to and prepared for each of them;

               (d) if requested by the Administrative Agent, an appraisal of the value, or a valuation, of each Mortgaged Property, which shall be reasonably satisfactory to the Administrative Agent; and

               (e) (i) if requested by the Administrative Agent, maps or plats (to the extent maps or plats are available in the states where the Mortgaged Property is located) of an as-built survey of the sites of the Mortgaged Properties prepared by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company (as defined below) (and certified by such surveyor to the Administrative Agent and the Title Insurance Company), any such maps or plats and the surveys on which they are based being made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located;

                          (ii) a mortgagee's title insurance policy (or
                  policies) or marked up unconditional binder for such insurance, along with evidence satisfactory to the Administrative Agent that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid. Each such policy shall (A) be in an amount reasonably satisfactory to the Administrative Agent, but not greater than the amounts of the Liens described in Schedule 9.14; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by a title company ("Title Insurance Company") satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent);

                          (iii) if requested by the Administrative Agent and if
                  applicable to any Mortgaged Property, (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage and (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, (B) confirmation that the Borrowers have received any notice delivered as required pursuant to Section 208.25(i) of Regulation H of the Board of Governors of the Federal Reserve System of the United States and (C)
             cooperate in maintaining the policy or policies described in clause (A) hereof in full force until the Loans have matured;

                              (iv) all recorded documents referred to, or
             listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting title to the Mortgaged Properties; and

                              (v) such legal opinions and evidence of corporate
             action in respect of such Mortgages as the Administrative Agent shall reasonably request.

         (i) Amendment to Subsection 10.1; Consolidated Cash Flow Coverage Ratio. Subsection 10.1 of the Credit Agreement is hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following:

                        10.1 Consolidated Cash Flow Coverage Ratio. Permit the Consolidated Cash Flow Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                                          Consolidated
                                                          Cash Flow
                 Fiscal Quarter                           Coverage Ratio
                 --------------                           --------------

                 Start of FQ1 2003 through FQ3 2003       2.75 to 1.00

                 FQ4 2003                                 3.00 to 1.00

                 FQ1 2004 and thereafter                  3.25 to 1.00

         (j) Amendment to Subsection 10.2; Consolidated Leverage Ratio. Subsection 10.2 of the Credit Agreement is hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following:

                        10.2 Consolidated Leverage Ratio. Permit the
             Consolidated Leverage Ratio as at the last day of any fiscal quarter ending during any period set forth below to exceed the ratio set forth below opposite such period:

                                                          Consolidated
                 Fiscal Quarter                           Leverage Ratio
                 --------------                           --------------

                 Start of FQ1 2003 through FQ2 2003       5.25 to 1.00

                 FQ3 2003                                 4.75 to 1.00

                 FQ4 2003                                 3.75 to 1.00

                 FQ1 2004                                 3.50 to 1.00

               FQ2 2004 and thereafter                              3.00 to 1.00


         (k) Amendment to Subsection 10.3; Maintenance of Consolidated Net Worth. Subsection 10.3 of the Credit Agreement is hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following:

                          10.3 Maintenance of Consolidated Net Worth. Permit
                  Consolidated Net Worth at any time to be less than $120,000,000 plus 50% of Consolidated Net Income for each fiscal quarter for which Consolidated Net Income is a positive number commencing with FQ2 2003.

         (1) Amendment to Subsection 10.4; Limitation on Indebtedness. Subsection 10.4 of the Credit Agreement is hereby amended by (i) deleting "and" from the end of clause (g) thereof, (ii) deleting the period from the end of clause (h) thereof and substituting in lieu thereof "; and" and (iii) adding the following clause (i) thereto:

                          (i) Unsecured Indebtedness of the Company and any of
                  its Subsidiaries issued pursuant to a Capital Markets Transaction or Indebtedness of the Company and any of its Subsidiaries secured by a subordinated lien issued pursuant to a Capital Markets Transaction, on terms (including, without limitation, terms relating to maturity, interest rate, amortization and subordination) satisfactory to the Administrative Agent, the proceeds of which are used to reduce the amount of any outstanding Loans accompanied by a simultaneous reduction, in amount equal to the amount of such proceeds, in the amount of the Revolving Credit Commitments.

         (m) Amendment to Subsection 10.8; Limitation on Sale of Assets. Subsection 10.8 of the Credit Agreement is hereby amended by deleting clause (b) of said subsection in its entirety and substituting in lieu thereof the following:

                          (b) the sale or other disposition of any property in
                  the ordinary course of business, provided that (other than inventory) the aggregate fair market value of all assets so sold or disposed of after the Closing Date shall not exceed $5,000,000 in any fiscal year, provided further that such $5,000,000 shall not include the sale of the Company's facility (including, without limitation, real estate and equipment) in St. Paul, VA.

         (n) Amendment to Subsection 10.9; Limitation on Dividends. Subsection
10.9 of the Credit Agreement is hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following:

                          10.9. Limitation on Dividends. Declare or pay any
                  dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

                          (a) a Subsidiary may declare and make Restricted
                  Payments if all of the Capital Stock of such Subsidiary is owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company;

                          (b) the Company may from time to time declare and make
                  Restricted Payments if such Restricted Payments are payable solely in shares of Capital Stock (or options, warrants or rights therefor) of the Company;

                          (c) the Company may from time to time purchase,
                  redeem, retire or acquire shares of its Capital Stock that were sold in FQ4 1999 to certain employees, directors and consultants of the Company in exchange for notes receivable, if on the date of such purchase, redemption, retirement or acquisition or immediately thereafter and after giving effect thereto, no Event of Default or Default shall exist;

                          (d) the Company may issue shares of its Capital Stock
                  in connection with contributions made by the Company on behalf of employees of the Company and its Subsidiaries to the Company's 401(k) Plan;

                          (e) the Company may issue shares of its Class A Common
                  Stock upon conversion of shares of its Class B Common Stock to Class A Common Stock pursuant to and in accordance with the terms of the Class B Common Stock;

                          (f) the Company may issue shares of its Capital Stock
                  upon the exercise of options granted with respect thereto pursuant to the terms of such options; and

                          (g) the Company may repurchase shares of its Capital
                  Stock from the estate of Paul S. Bush with the proceeds of a life insurance policy on the life of Paul S. Bush, as more fully described in Schedule 10.9(h).

                          The Company shall not declare any dividend payable
                  later than 90 days after declaration and shall not permit any Subsidiary to declare any dividend payable later than 15 days after declaration.

           (o) Amendment to Subsection 10.10; Limitation on Capital Expenditures. Subsection 10.10 of the Credit Agreement is hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following:

                          10.10 Limitation on Capital Expenditures. Make or commit to make any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries during any fiscal year of the Company, $10,000,000.

               (p) Amendment to Annex I. Annex I of the Credit Agreement is hereby amended by deleting said Annex in its entirety and substituting in lieu thereof a new Annex I in the form of Annex I to this Seventh Amendment.

               (q) Amendment to Schedule I. Schedule I of the Credit Agreement is hereby amended by deleting said Schedule in its entirety and substituting in lieu thereof a new Schedule I in the form of Schedule I to this Seventh Amendment.

               (r) Amendment to the Schedules. The Schedules to the Credit Agreement are hereby amended by adding a new Schedule 9.14 in the form of Schedule 9.14 to this Seventh Amendment.

               III. Conditions to Effectiveness. This Seventh Amendment shall become effective on the date on which (a) the Company, the Foreign Subsidiary Borrowers and the Lenders shall have executed and delivered to the Administrative Agent this Seventh Amendment; (b) the Administrative Agent shall have received, for the account of each Lender that executes and delivers this Seventh Amendment on or before February 28, 2003, a fee in the amount set forth in Annex A hereto as the Seventh Amendment Fee for such Lender; (c) the Administrative Agent shall have received a certified copy of resolutions of the Board of Directors of the Company and each Domestic Subsidiary owning any Mortgaged Property authorizing this Seventh Amendment and the Mortgages; and (d) the Administrative Agent shall have received a satisfactory written legal opinion of counsel to the Company covering such matters with respect to this Seventh Amendment as the Administrative Agent shall reasonably request.

               IV. Representations and Warranties. The representations and warranties made by the Borrowers in the Loan Documents are true and correct in all material respects on and as of the Seventh Amendment Effective Date, before and after giving effect to the effectiveness of this Seventh Amendment, as if made on and as of the Seventh Amendment Effective Date, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Company hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.

               V. Payment of Expenses. The Company agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Seventh Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

               VI. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the Notes are and shall remain in full force and effect.

     VII. Governing Law; Counterparts. (a) This Seventh Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     (b) This Seventh Amendment maybe executed by one or more of the parties to this Seventh Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Seventh Amendment signed by all the parties shall be lodged with the Company and the Administrative Agent. This Seventh Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                        BUSH INDUSTRIES, INC.

                                           /s/
                                        -----------------------------



                                        ROHR-BUSH GMBH & CO.,
                                        as a Foreign Subsidiary Borrower

                                           /s/
                                        -----------------------------



                                        BUSH VIOTECHNIK GMBH,
                                        as a Foreign Subsidiary Borrower

                                           /s/
                                        -----------------------------



                                        JPMORGAN CHASE BANK,
                                        as Administrative Agent
                                        and a Lender

                                           /s/
                                        -----------------------------

                                       WACHOVIA BANK, NATIONAL
                                       ASSOCIATION

                                       /s/
                                       ---------------------------



                                       PNC BANK, NATIONAL ASSOCIATION

                                       /s/
                                       ---------------------------



                                       NATIONAL CITY BANK OF
                                       PENNSYLVANIA

                                       /s/
                                       ---------------------------



                                       HSBC BANK USA

                                       /s/
                                       ---------------------------



                                       FLEET NATIONAL BANK

                                       /s/
                                       ---------------------------



                                       CITIZENS BANK OF PENNSYLVANIA

                                       /s/
                                       ---------------------------

                                                                         Annex I
                                  Pricing Grid



 -----------------------------------------------------------------------------------------
             Consolidated                      Applicable                     Commitment
            Leverage Ratio                       Margin       ABR Margin       Fee Rate
 -----------------------------------------------------------------------------------------

    (greater than) 4.00 to 1.00                    3.50%          .75%           .75%
 -----------------------------------------------------------------------------------------
    (greater than) 3.75 to 1.00                    3.00%          .50%           .50%
but (less than or equal to)  4.00 to 1.00
 -----------------------------------------------------------------------------------------
    (greater than) 3.50 to 1.00                    2.75%          .25%           .45%
but (less than or equal to)  3.75 to 1.00
 -----------------------------------------------------------------------------------------
    (greater than) 3.25 to 1.00                    2.50%         0               .40%
but (less than or equal to) 3.50 to 1.00
 -----------------------------------------------------------------------------------------
    (greater than) 3.00 to 1.00                    2.25%         0               .35%
but (less than or equal to) 3.25 to 1.00
 -----------------------------------------------------------------------------------------
    (greater than) 2.75 to 1.00                    2.00%         0               .30%
but (less than or equal to) 3.00 to 1.00
 -----------------------------------------------------------------------------------------

                                                                      SCHEDULE I
                             COMMITMENTS; ADDRESSES


A.  Revolving Credit Commitment

--------------------------------------------------------------------------------
                  Lender                         Revolving Credit Commitment
--------------------------------------------------------------------------------
JPMorgan Chase Bank                                               $37,687,861.27
--------------------------------------------------------------------------------
Citizens Bank of Pennsylvania                                     $33,919,075.14
--------------------------------------------------------------------------------
HSBC Bank USA                                                     $20,728,323.70
--------------------------------------------------------------------------------
Fleet National Bank                                               $20,728,323.70
--------------------------------------------------------------------------------
Wachovia Bank, National Association                               $18,843,930.64
--------------------------------------------------------------------------------
National City Bank of Pennsylvania                                $16,959,537.57
--------------------------------------------------------------------------------
PNC Bank, National Association                                    $14,132,947.98
--------------------------------------------------------------------------------

B.    Addresses for Notices

Citizens Bank of Pennsylvania
1128 State Street
Erie, PA 16501
Attn: Edward J. Kloecker, Jr.
Telephone: 814-453-7233
Telecopy: 814-453-7275

PNC Bank, National Association
Corporate Banking
Ninth and State Streets
Box 8480
Erie, PA 16553
Attn: James F. Stevenson
Telephone: 814-871-9383
Telecopy: 814-871-9432

National City Bank of Pennsylvania
801 State Street
Erie, PA 16501
Attn: William A. Feldmann
Telephone: 814-871-1337
Telecopy: 814-455-5495

HSBC Bank USA
One HSBC Center
Buffalo, NY 14203
Attn: John G. Tierney
Telephone: 716-841-0962
Telecopy: 716-855-0384

Fleet National Bank
10 Fountain Plaza
Buffalo, NY 14202
Attn: Andrew M. Constantino
Telephone: 716-847-4257
Telecopy: 716-847-4491

Wachovia Bank, National Association
1339 Chestnut Street
Mail Code PA4843
Philadelphia, PA 19107
Attn: Mark Supple
Telephone: 267-321-6634
Telecopy: 267-321-6700

                                                                         ANNEX A

                             SEVENTH AMENDMENT FEE

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             Lender                               Seventh Amendment Fee
--------------------------------------------------------------------------------
JPMorgan Chase Bank                                                 $131,907.51
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Citizens Bank of Pennsylvania                                       $118,716.76
--------------------------------------------------------------------------------
HSBC Bank USA                                                        $72,549.13
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Fleet National Bank                                                  $72,549.13
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Wachovia Bank, National Association                                  $65,953.76
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National City Bank of Pennsylvania                                   $59,358.38
--------------------------------------------------------------------------------
PNC Bank, National Association                                       $49,465.32
--------------------------------------------------------------------------------

                                                                   SCHEDULE 9.14

                              MORTGAGED PROPERTIES

1.   $10,000,000 First Lien -- One Mason Drive, Jamestown, NY; 1111 Allen Street, Jamestown, NY; 150 Tiffany Avenue

2.   $45,000,000 Third Lien -- 2455 Robison Road, Erie, PA

3.   $5,000,000 First Lien -- 3010 Executive Drive, Greensboro, NC